                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (b) (2)


                                  ------------
                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

         New York                                                 13-5375195
(State of Incorporation                                      (I.R.S. Employer
if not a U.S. national bank)                                 Identification No.)

One State Street, New York, New York                                10004
(Address of principal executive offices)                          (Zip code)

                    Terence Rawlins, Assistant Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                                  ANACOMP, INC.
               (Exact name of obligor as specified in its charter)


         Indiana                                       35-1144230
(State or jurisdiction of                   (I.R.S. Employer Identification No.)
incorporation or organization)


  12365 Croswaithe Circle
    Poway, California                                    92064
(Address of principal executive office)                (Zip code)

                         -------------------------------
                         (Title of Indenture Securities)
               10 7/8% Series D Senior Subordinated Notes due 2004
                         -------------------------------

Item 1.  Item 1.  General information

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department
                           Two Rector Street
                           New York, New York

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           Federal Reserve Bank of New York Second District 33 Liberty Street
                           New York, New York

                  (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes

Item 2.  Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

Item 3.  Voting securities of the trustee.

                  Furnish the following information as to each class of voting securities of the trustee:

                              As of August 17, 1998
--------------------------------------------------------------------------------

                      Col. A                                    Col. B
                 Title of class                        Amount Outstanding

--------------------------------------------------------------------------------


Not Applicable



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Item 4.  Trusteeships under other indentures.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each such other indenture

                                 Not Applicable

                  (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable


Item 6. Voting securities of the trustee owned by the obligor or its officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              As of August 17, 1998



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--------------------------------------------------------------------------------

    Col A                      Col. B                            Col. C                           Col. D
Name of Owner              Title of class               Amount owned beneficially        Percent of voting securities
                                                                                                     represented by amount given in
                                                                                                    Col. C
--------------             ----------------             --------------------------       ------------------------------

--------------------------------------------------------------------------------

                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                              As of August 17, 1998


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

        Col A                   Col. B                         Col. C                           Col. D
  Name of Owner             Title of class                 Amount owned                Percent of voting securities
                                                           beneficially               represented by amount given in
                                                                                                   Col. C


--------------              ----------------             --------------------------       ---------------------------

--------------------------------------------------------------------------------


                                 Not Applicable


Item 8.  Securities of the obligor owned or held by the trustee

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                              As of August 17, 1998

--------------------------------------------------------------------------------

        Col A                   Col. B                            Col. C                           Col. D
 Name of Owner              Title of class               Amount owned beneficially or     Percent of voting securities
                                                          held as collateral security    represented by amount given in
                                                           for obligations in default                Col. C
--------------              ----------------             --------------------------       ------------------------------

--------------------------------------------------------------------------------


                                 Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                              As of August 17, 1998


--------------------------------------------------------------------------------

        Col A                              Col. B                          Col. C                             Col. D
  Name of Owner                        Title of class             Amount owned beneficially or       Percent of voting securities
                                                                  held as collateral security        represented by amount given in
                                                                  for obligations in default                    Col. C
--------------                         ----------------           --------------------------       ------------------------------
--------------------------------------------------------------------------------

                                 Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              As of August 17, 1998






--------------------------------------------------------------------------------

      Col A                   Col. B                        Col. C                                Col. D
Name of Owner             Title of class            Amount owned beneficially or        Percent of voting securities
                                                       held as collateral security       represented by amount given in
                                                       for obligations in default                   Col. C
--------------            ----------------            --------------------------       ------------------------------

--------------------------------------------------------------------------------

                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                              As of August 17, 1998

--------------------------------------------------------------------------------

       Col. A                            Col. B                         Col. C
Nature of Indebtedness            Amount Outstanding                   Date Due

    --------------                  ----------------             --------------------------

--------------------------------------------------------------------------------


                                 Not Applicable


Item 12. Indebtedness of the Obligor to the Trustee.

                  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              As of August 17, 1998


--------------------------------------------------------------------------------

    Col A               Col. B                     Col. C                           Col. D
Name of Owner       Title of class       Amount owned beneficially or     Percent of voting securities
                                         held as collateral security      represented by amount given in
                                          for obligations in default                  Col. C
--------------     ----------------       --------------------------       ------------------------------

--------------------------------------------------------------------------------

                                 Not Applicable


Item 13. Defaults by the Obligor.

                  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

                  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable


Item 14. Affiliations with the Underwriters

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15. Foreign Trustees.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16. List of Exhibits.

                  List below all exhibits filed as part of this statement of eligibility.

                  *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

                  *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

                  *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

                  *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

                  5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

                  6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE


                  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of August, 1998.



                                     IBJ SCHRODER BANK & TRUST COMPANY


                                     By:            /s/Terence Rawlins
                                            ----------------------------------
                                                       Terence Rawlins
                                                     Assistant Vice President

                                    Exhibit 6
                               CONSENT OF TRUSTEE




                  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Anacomp, Inc. of its 10 7/8% Series D Senior Subordinated Notes due 2004, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                  IBJ SCHRODER BANK & TRUST COMPANY



                                  By:               /s/Terence Rawlins
                                           ----------------------------------
                                                    Terence Rawlins
                                                  Assistant Vice President






Dated:  As of August 17, 1998

                                                                       EXHIBIT 7



                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              of New York, New York
                      And Foreign and Domestic Subsidiaries

                           Report as of June 30, 1998


                                                                                                                     Dollar Amounts
                                                                                                                      in Thousands
                                                                                                                      ------------

                                                               ASSETS
                                                               ------

1. Cash and balance due from depository institutions:
     a.  Non-interest-bearing balances and currency and coin   ....................................................$       36,963
     b.  Interest-bearing balances.................................................................................$       13,296

2.   Securities:
     a.  Held-to-maturity securities...............................................................................$      189,538
     b.  Available-for-sale securities.............................................................................$      101,159

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in IBFs:

     Federal Funds sold and Securities purchased under agreements to resell........................................$      327,500

4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income................................................$     1,800,351
     b.  LESS: Allowance for loan and lease losses...............................................$        65,836
     c.  LESS: Allocated transfer risk reserve...................................................$           -0-
     d.  Loans and leases, net of unearned income, allowance, and reserve..........................................$    1,814,515

5.   Trading assets held in trading accounts.......................................................................$          572

6.   Premises and fixed assets (including capitalized leases)......................................................$        2,194

7.   Other real estate owned.......................................................................................$          819

8.   Investments in unconsolidated subsidiaries and associated companies...........................................$           -0-

9.   Customers' liability to this bank on acceptances outstanding..................................................$          640

10.  Intangible assets.............................................................................................$       11,293

11.  Other assets..................................................................................................$       58,872

12.  TOTAL ASSETS..................................................................................................$     2,557,36

     LIABILITIES

13.  Deposits:
     a.  In domestic offices.......................................................................................$      657,513

     (1) Noninterest-bearing ....................................................................$      178,024
     (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$      479,489

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs.............................................$    1,362,365

     (1) Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $       20,278
     (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . $    1,342,087

14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

     Federal Funds purchased and Securities sold under agreements to repurchase....................................$       60,000

15.  a.  Demand notes issued to the U.S. Treasury..................................................................$        5,000

     b.  Trading Liabilities.......................................................................................$          406

16. Other borrowed money:
     a.  With a remaining maturity of one year or less.............................................................$       49,916
     b.  With a remaining maturity of more than one year...........................................................$        1,375
     c.  With a remaining maturity of more than three years........................................................$        1,550

17. Not applicable.

18.  Bank's liability on acceptances executed and outstanding......................................................$          640

19.  Subordinated notes and debentures.............................................................................$      100,000

20.  Other liabilities.............................................................................................$       69,920

21.  TOTAL LIABILITIES.............................................................................................$    2,308,685

22.  Limited-life preferred stock and related surplus..............................................................$          N/A


                                                           EQUITY CAPITAL


23.  Perpetual preferred stock and related surplus.................................................................$           -0-

24.  Common stock..................................................................................................$       29,649

25.  Surplus (exclude all surplus related to preferred stock)......................................................$      217,008

26.  a.  Undivided profits and capital reserves....................................................................$        1,885

     b.  Net unrealized gains (losses) on available-for-sale securities............................................$          134

27.  Cumulative foreign currency translation adjustments...........................................................$           -0-

28.  TOTAL EQUITY CAPITAL..........................................................................................$      248,676

29.  TOTAL LIABILITIES AND EQUITY CAPITAL..........................................................................$    2,557,361